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SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14 (a) of
the Securities Exchange Act of 1934 (Amendment No.             )

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deCODE genetics, Inc.
Name of Registrant as Specified in Its Charter

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

September 5, 2003

To the stockholders of deCODE genetics, Inc.:

        You are cordially invited to attend the 2003 Annual Meeting of Stockholders of deCODE genetics, Inc., a Delaware corporation, to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on October 3, 2003 at 11:00 a.m., Central Standard Time. We have enclosed a (i) Notice of Annual Meeting, (ii) Proxy Statement, and (iii) proxy card. We have also enclosed our 2002 Annual Report and a return envelope for your proxy.

        At the Annual Meeting you will be asked to elect two directors to the Board of Directors and to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants. Your vote is important. We urge you to complete, sign and date the enclosed proxy and return it promptly in the enclosed envelope, whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote in person, even if you previously returned your proxy.

        We look forward to seeing you at the Annual Meeting.

Sincerely,
KÁRI STEFÁNSSON Chairman, Chief Executive Officer and President

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Notice Of Annual Meeting Of Stockholders
To Be Held October 3, 2003

        The 2003 Annual Meeting of Stockholders of deCODE genetics, Inc. will be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on October 3, 2003 at 11:00 a.m. Central Standard Time, for the following purposes:

          (1)   To elect two Class II directors to hold office for a term of three years and until their successors have been duly elected and qualify; and

          (2)   To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003.

        The Board of Directors has fixed the close of business on August 28, 2003 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

        Your attention is directed to the accompanying Proxy Statement for further information regarding each proposal.

        All stockholders are asked to complete, sign and date the enclosed Proxy and return it promptly by mail in the enclosed self-addressed envelope, which does not require postage if mailed in Iceland or the United States.

By Order of the Board of Directors,
KÁRI STEFÁNSSON Chairman, Chief Executive Officer and President

September 5, 2003

deCODE genetics, Inc.
Sturlugata 8
IS-101 Reykjavik, Iceland

Proxy Statement For Annual Meeting

General Information

        This Proxy Statement is furnished by the Board of Directors of deCODE genetics, Inc., a Delaware corporation, in connection with the solicitation of proxies to be used at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, Illinois, on October 3, 2003 at 11:00 a.m. Central Standard Time, and at any adjournment thereof. This Proxy Statement and the accompanying Annual Report, Notice of Annual Meeting and proxy card are being mailed to stockholders on or about September 5, 2003. Our principal executive offices are located at Sturlugata 8, IS-101 Reykjavik, Iceland.

Stockholders Entitled To Vote

        Only stockholders of record at the close of business on the record date, August 28, 2003, will be entitled to vote at the Annual Meeting and at all adjournments thereof.

        On August 28, 2003, there were outstanding and entitled to vote 54,039,749 shares of our common stock, $0.001 par value per share. Each outstanding share of our common stock is entitled to one vote on each matter to be voted upon.

        In order to carry on the business of the Annual Meeting, we must have a quorum. This means the holders of at least a majority of our common stock must be represented at the Annual Meeting, either by proxy or in person. Votes that are withheld, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

        Directors are elected by a plurality vote. All other actions proposed herein or at the Annual Meeting may be taken upon the affirmative vote of the majority of shares of common shock represented at the Annual Meeting either by proxy or in person, provided a quorum is present in person or by proxy. Only votes cast "for" a matter will constitute affirmative votes. Votes withheld or abstentions, because they are not cast "for" a particular proposal, will have the same effect as negative votes or votes cast "against" such proposal. Proxies submitted by brokers that do not indicate a vote for some of the proposals because such brokers do not have discretionary voting authority on those proposals and have not received instructions from their customers on those proposals (i.e., broker non-votes) are not considered to be shares present for the purpose of calculating the vote on such proposals and will not affect the outcome of such proposals. Votes cast, either in person or by proxy, will be tabulated by The Bank of New York, our transfer agent.

How To Vote

        Our Board of Directors is asking for your proxy. Giving us your proxy by properly signing and returning the accompanying proxy card means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for or withhold your vote from one or both of our director nominees. You may also vote for or against the other proposal, or abstain from voting. We will vote as you direct.

        If a proxy is properly signed by a stockholder and is not revoked, the shares represented thereby will be voted at the Annual Meeting in the manner specified on the proxy, or if no manner is specified with respect to any matter therein, such shares will be voted by the persons designated therein (a) "FOR" the election of the Class II director nominees; (b) "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2003; and (c) in connection with the transaction of such other business as may properly be brought before the Annual Meeting, in accordance with the judgment of the person or persons voting the proxy. If the director nominee is unable to serve or for good cause will not serve, an event that we do not anticipate, the shares represented by the accompanying proxy will be voted for a substitute nominee designated by the Board of Directors or the Board of Directors may determine to reduce the size of the Board of Directors.

        You may receive more than one proxy depending on how you hold your shares. Shares registered in your name are covered by one card. However, if you hold shares through someone else, such as a stockbroker, you may receive material from them asking how you want to vote. Each such proxy card should be signed and returned to assure that all of your shares are voted.

Changing Your Vote

        You may revoke your proxy at any time before it is voted by (i) giving notice of revocation in writing to the Secretary of deCODE, (ii) duly executing and delivering to the Secretary of deCODE a proxy bearing a later date, or (iii) voting in person at the Annual Meeting. However, your mere presence at the Annual Meeting does not revoke the proxy.

Stockholder Proposals for the 2004 Annual Meeting of Stockholders

        Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Act"), requires that a stockholder intending to submit a proposal to be considered at a company's annual meeting notify the company of such proposal not less than 120 calendar days before the date of the proxy statement that the company released to stockholders the previous year, or, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, a reasonable time before the company begins to print and mail the proxy statement for the current year's annual meeting. Accordingly, stockholders deciding to submit proposals for inclusion in our proxy statement and form of proxy relating to the 2004 Annual Meeting of Stockholders must advise the Secretary of deCODE of such proposals in writing by May 8, 2004.

        Similarly, pursuant to Rule 14a-4(c)(1) of the Act and deCODE's bylaws, notice of a matter to be brought before an annual meeting will be untimely if deCODE does not have notice of such matter at least 120 days before the date on which it first mailed its proxy materials for the prior year's annual meeting of stockholders, or, if the date of the annual meeting has been changed by more than 30 days from the date of the previous year's meeting, a reasonable time before deCODE begins to print and mail the proxy statement for the current year's annual meeting. Accordingly, any stockholder intending to propose a matter at the 2004 Annual Meeting of Stockholders, but not intending for deCODE to include the matter in its proxy statement or form of proxy relating to such Annual Meeting, must advise the Secretary of deCODE of such intention in writing by May 8, 2004. If deCODE does not receive such notice by that date, the notice will be considered untimely. Our proxy for the 2004 Annual Meeting of Stockholders will grant discretionary authority to the persons named therein to exercise their voting discretion with respect to any matter of which deCODE does not receive timely notice.

PROPOSAL 1

ELECTION OF DIRECTORS

        Our certificate of incorporation requires that the Board of Directors be divided into three classes. The members of each class of directors are to serve for staggered three-year terms. Class I currently consists of Sir John Vane, whose term will expire at the Annual Meeting of Stockholders in 2005. Class II currently consists of Jean-Francois Formela and Andre Lamotte, whose terms will expire at the Annual Meeting. Class III currently consists of Kari Stefansson and Terrance McGuire, whose terms will expire at the Annual Meeting of Stockholders in 2004. Each of the current directors holds office until the expiration of his respective term and until his respective successor is elected and qualifies, or until death, resignation or removal.

        At the Annual Meeting, two Class II directors are to be elected to hold office for a three year term, until their successors have been elected and qualify. The affirmative vote of the holders of a plurality of the shares of common stock voted in person or by proxy at the Annual Meeting is required for the election of a director. Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees. If either of the nominees becomes unable or unwilling to serve, an event that we do not anticipate, (i) the shares represented by the proxies will be voted for a substitute nominee designated by the Board of Directors or (ii) the Board of Directors may determine to reduce the size of the Board of Directors. At this time, the Board of Directors knows of no reason why either of the nominees may not be able to serve as director if elected, and the nominees have consented to being named in this Proxy Statement.

Director Nominees

        The nominees for election to the Board of Directors are J. Neal Armstrong and Jean-Francois Formela. The age of each of our director nominees, as well as their respective positions and the period during which each such individual has served as a director of deCODE (if any) are set forth below. Additional biographical information concerning each of our director nominees follows the table.

Director Nominee Name	Age	Position(s)	Since
Jean-Francois Formela(1)	46	Director	1996
J. Neal Armstrong	65	—	—

(1)
Member of the Audit Committee and the Compensation Committee

        Jean-Francois Formela, M.D. has served as a director since August 1996, and as a member of our Audit Committee since February 1998. Dr. Formela is a Senior Principal of Atlas Venture, an international early-stage venture capital firm. Before joining Atlas Venture in 1993, Dr. Formela was Senior Director, Medical Marketing and Scientific Affairs at Schering-Plough in the U.S. where he also held biotechnology licensing and marketing responsibilities. Dr. Formela is a director of Exelixis, Inc., Nuvelo, Inc. and several private companies. Dr. Formela holds an M.D. from Paris University School of Medicine and an M.B.A. from Columbia University.

        J. Neal Armstrong has served as Vice President, Chief Financial Officer, Secretary and Treasurer of Aspect Medical Systems, Inc., a developer and manufacturer of an anesthesia monitoring system since 1996. From 1990 to 1996, Mr. Armstrong served as Vice President of Finance, Chief Financial Officer and as a director of Haemonetics, Inc., a manufacturer of blood processing systems. From 1985 to 1990, he was the Vice President of Finance and Administration, Treasurer and Chief Financial Officer at BTU International, a manufacturer of thermal processing systems. Prior to 1985, he served for 14 years in senior operating and financial positions at Texas Instruments, Inc., an electronics company.

Directors

        The name and age of each of our current directors whose terms will extend beyond the Annual Meeting, as well as their respective positions and the period during which each such individual has served as a director (if any) are set forth below. Additional biographical information concerning each of the directors follows the table.

Director Name	Age	Position(s)	Since
Kari Stefansson(1)	54	Director, Chairman of the Board, Chief Executive Officer and President	1996
Terrance G. McGuire(1)(2)(3)	47	Director and Vice-Chairman	1996
Sir John Vane(2)	76	Director	1997

(1)
Member of Nominating Committee

(2)
Member of Audit Committee

(3)
Member of Compensation Committee

        Kari Stefansson, M.D., Dr. Med. has served as our President, Chief Executive Officer and a Director since he co-founded deCODE in August 1996. Dr. Stefansson was appointed to serve as the Chairman of our Board of Directors in December 1999. He also served as our Secretary from August 1996 to March 2001. From 1993 until April 1997, Dr. Stefansson was a professor of Neurology, Neuropathology and Neuroscience at Harvard University. In addition, from 1993 through December 1996 he was Director of Neuropathology at Beth Israel Hospital in Boston, Massachusetts. From 1983 to 1993, he held faculty positions in Neurology, Neuropathology and Neurosciences at the University of Chicago. Dr. Stefansson received his M.D. and Dr. Med. from the University of Iceland in 1976 and 1986, respectively.

        Terrance G. McGuire has served as a director since August 1996 and as Vice-Chairman of the Board of Directors since April 2000. He currently serves as Chairman of three board committees: the Compensation Committee, the Audit Committee and the Nominating Committee. He previously served as our assistant secretary from January 1998 to October 2000. Since March 1996, he has been a co-founder and general partner of Polaris Venture Partners, an early-stage venture capital firm. Since 1992, he has served as a general partner of Alta V Management Partners L.P., which is the general partner of Alta V Limited Partnership. He is a director of Acusphere, Inc., Microbia, Inc., MicroCHIPS Inc., Remon Medical Technologies, Transform Pharmaceuticals, Inc. and Wrenchead.com, Inc. Mr. McGuire received his B.S. in physics and economics from Hobart College, his M.S. in engineering from the Thayer School at Dartmouth College and his M.B.A. from the Harvard Business School.

        Sir John Vane has served as a director since January 1997. In 1982, Sir John received the Nobel Prize in Physiology or Medicine for his work in prostaglandins and for discovering the mode of action of aspirin. As a consultant to Squibb, he initiated the program on inhibiting angiotensin-converting enzyme which led to the marketing of Captopril. During 12 years as Director of Research and Development at the Wellcome Foundation, he oversaw the development of Tracrium, Flolan, Zovirax and Lamictal. In 1986, he founded the William Harvey Research Institute and built the Institute to over 100 members, first as Chairman, then as Director General, and, since 1997, as Honorary President. Sir John graduated with a degree in Chemistry from Birmingham University, obtained a D.Phil and D.Sc in Pharmacology from Oxford University, and spent 20 years in academic research. Sir John acts as a consultant to, and board member of, several pharmaceutical and biopharmaceutical companies. Sir John also has served as a director of Vane Associates since 1997. He became a Fellow of the Royal Society in 1974, was knighted in 1984 and has received numerous other honorary fellowships and doctorates.

        The Board of Directors recommends that you cast your vote FOR the election of the above named nominees to serve as the Class II Directors.

Director Compensation

        Except as set forth below, our directors do not receive cash compensation for services on our Board of Directors or any board committee. We do, however, reimburse all directors for their expenses incurred in connection with attendance at Board of Directors and committee meetings.

        Pursuant to the terms of an agreement dated August 30, 2002 between deCODE and Vane Associates (of which Sir John Vane is a partner), Vane Associates receives (i) $12,000 for each year Sir John serves as a director, and (ii) $3,000 for each board meeting that Sir John attends and for each other day on which Sir John provides services to deCODE. In addition, we granted Sir John an option to purchase 60,000 shares of our common stock. The option vests in equal annual installments over three years commencing August 30, 2003 and has an exercise price equal to the closing price of deCODE's common stock on the date of grant. In addition, we reimbursed Vane Associates for its legal expenses incurred to review, negotiate and amend its agreement with us.

        If J. Neal Armstrong is elected to the Board of Directors, we have agreed that he will receive (i) $12,000 for each year he serves as a director, and (ii) $3,000 for each board and board committee meeting that he attends and for each other day on which he provides services to deCODE. In addition, we will grant Mr. Armstrong an option to purchase up to 60,000 shares of our common stock. The option will vest in equal annual installments over three years commencing on October 3, 2004 and have an exercise price equal to the closing price of deCODE's common stock on October 2, 2003.

Meetings of the Board of Directors and Committees

        During the year ended December 31, 2002, the Board of Directors held nine (9) meetings. Each incumbent director, except Andre Lamotte and Sir John Vane, attended at least 75% of the aggregate of (1) the total number of the meetings of the Board of Directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of the Board of Directors on which he served during the year ended December 31, 2002. The Board of Directors maintains three committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

        The Audit Committee, which reviews the results and scope of our annual audit and the services provided by our independent accountants, is comprised of Mr. McGuire, Dr. Formela and Sir John, who are "independent" as defined by the rules under the listing standards of the Nasdaq Stock Market. The Audit Committee held four (4) meetings and acted by unanimous written consent on one (1) occasion in 2002.

        The Compensation Committee, which makes recommendations to the Board of Directors with respect to our general and specific compensation policies and practices and administers our 1996 Equity Incentive Plan is comprised of Mr. McGuire and Dr. Formela. The Compensation Committee acted by unanimous written consent on three (3) occasions in 2002.

        The Nominating Committee, which reviews the qualifications of candidates and proposes nominees to serve as directors on our board and nominees for membership on our board committees, is comprised of Dr. Stefansson and Mr. McGuire. The Nominating Committee does not currently consider nominees recommended by stockholders. The Nominating Committee held one (1) meeting in 2002.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors, which consists of Mr. McGuire, as chairperson, Dr. Formela and Sir John reviews the results and scope of deCODE's annual audit and the services provided by deCODE's independent accountants. The Audit Committee's responsibilities are described in a written charter adopted by the Board of Directors (the "Charter").

Responsibilities

        The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by deCODE's independent accountants. Management is solely responsible for the financial statements and the financial reporting process, including the system of internal controls, and has represented to the Audit Committee and the Board of Directors that the financial statements discussed below were prepared in accordance with accounting principles generally accepted in the United States of America appropriate in the circumstances and necessarily include some amounts based on management's estimates and judgments. deCODE's independent accountants are responsible for auditing these financial statements and expressing an opinion on the conformity of these financial statements, in all material respects, with accounting principles generally accepted in the United States of America.

Independence

        As part of its responsibilities, the Audit Committee reviews the fees paid to the independent accountants for non-audit services, if any, and considers the effect of such services and the related fees on the independent accountants' independence. As required by Independence Standards Board Standard No. 1, as currently in effect, deCODE's independent accountants, PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), have disclosed to the Audit Committee any relationships between it (and its related entities) and deCODE (and its related entities), which, in its professional judgment, may reasonably be thought to affect its ability to be independent. In addition, PricewaterhouseCoopers has discussed its independence with the Audit Committee and confirmed in a letter to the Audit Committee that, in its professional judgment, it is independent of deCODE within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.

Recommendation

        Acting pursuant to its Charter, the Audit Committee has reviewed deCODE's audited annual financial statements for the year ended December 31, 2002, and the related report by PricewaterhouseCoopers, and has discussed the audited financial statements and report with management and with the independent accountants. The Audit Committee has also discussed with management and the independent accountants the matters required to be discussed by Statement on Auditing Standards 61, as currently in effect. These matters include significant accounting policies, management judgments and accounting estimates, management's consultation with other accountants, and any difficulties encountered in performing the audit, significant audit adjustment or disagreements with management. Based on the review and discussions described above, the Audit Committee recommended to deCODE's Board of Directors that the audited financial statements be included in deCODE's annual report on Form 10-K for the fiscal year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Respectfully submitted, Audit Committee Terrance G. McGuire Jean-Francois Formela Sir John Vane

COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the Board of Directors, which consists of Mr. McGuire, as chairperson, and Dr. Formela, reviews and approves executive salaries and bonuses, administers the 1996 Equity Incentive Plan, as amended, and the 2002 Equity Incentive Plan, and approves any other compensation benefits to executive officers. In addition, the Compensation Committee consults with management regarding benefit plans and is responsible for reviewing deCODE's overall compensation policies and practices.

Compensation Philosophies

        deCODE's executive compensation structure is designed to attract, retain and award executives capable of leading deCODE to meet its business objectives and to motivate executives to enhance long-term stockholder value.

        deCODE seeks to provide competitive salaries based upon individual performance together with cash bonuses, where appropriate, based on its overall performance relative to its corporate objectives, and the executive's individual contributions and teamwork. In addition, the Compensation Committee will typically grant stock options to an executive upon the commencement of the executive's employment in order to strengthen the interest between such executive and deCODE's stockholders and to give the executive the opportunity to reach the top compensation levels of the market depending upon deCODE's performance, as reflected in the market price of the common stock.

        In 2002, executive compensation for existing officers consisted primarily of salary and a cash or stock bonus. The following describes in more detail the elements of compensation, which are part of the Compensation Committee's policies.

Base Salaries

        Base salaries for executive officers are determined annually by reviewing three key areas: (1) the pay practices of companies of similar size, market capitalization and industry; (2) the skills and performance level of the individual executive relative to targeted performance criteria; and (3) deCODE's actual performance. The Chief Executive Officer reviews information about salary, bonus and stock awards in related industries. Based in part on this information, the Chief Executive Officer generally considers changes to existing base salaries, at levels comparable to those established by other emerging genomics and biopharmaceutical companies. Annual salary adjustments are made, if necessary, to maintain salaries at competitive levels, taking into account each officer's experience and individual performance, and to maintain an equitable relationship between executive officer salaries and overall salaries for other employees. Base salaries for new executive officers are determined with reference to such industry surveys and by evaluating the responsibilities of the position held and the experience of the individual.

Cash and Stock Bonuses

        Cash and stock bonuses are used on an exceptional basis to attract, retain and motivate executives. When bonus payments are made, the executive's bonus is based on deCODE's achievement of its major corporate objectives and the executive's achievement of individual objectives and the contribution of the executive to the overall success and achievements of deCODE and its management team. Several executive officers received cash or stock bonuses for their services in 2002.

Stock Options

        The Compensation Committee believes that stock options are an excellent long-term incentive for executives that aligns executive and stockholder interests and assists in retention of key officers and employees. Stock options granted under deCODE's 1996 Equity Incentive Plan, as amended, generally vest over four years. The Compensation Committee has linked, and may in the future determine to more closely link, the vesting of stock options with an executive's achievement of a particular objective.

        When determining stock option awards, the Compensation Committee considers the executive's responsibilities and anticipated contributions to meeting deCODE's long-term strategic performance goals, his or her position with deCODE and industry practice in companies of similar size, market and capitalization. The direct link between the value of a stock option to an executive and an increase in the price of the common stock makes stock option awards an important method for aligning executive compensation with stockholder value.

Chief Executive Officer Compensation

        Kari Stefansson's compensation is determined by the Compensation Committee without Dr. Stefansson's participation, based upon the same factors as those used by management for other executives. Dr. Stefansson participates in the same compensation arrangements available to the other senior executives. deCODE also provides Dr. Stefansson with housing in Reykjavik, Iceland as part of his compensation package. In addition, Dr. Stefansson is provided with automobile benefits. Accordingly, his compensation consists of an annual base salary, a potential cash bonus, housing and an automobile. The Compensation Committee's general approach in establishing Dr. Stefansson's compensation is to be competitive with the compensation paid to chief executive officers in peer companies, but to have a significant percentage of his compensation based upon performance criteria established by the Compensation Committee.

        Kari Stefansson's compensation for the year ended December 31, 2002 included $443,585 in salary, based on an exchange rate of 80.77 Icelandic kronas to U.S. $1.00 on December 31, 2002. In determining the base salary in 2001, the Compensation Committee reviewed Dr. Stefansson's salary in relation to the salaries of other chief executive officers at emerging biopharmaceutical companies and deCODE's achievement of certain goals during 2001, including continued research and development efforts with respect to its product candidates and the achievement of research collaboration milestones and establishment of new collaborative relationships. Dr. Stefansson's base salary denominated in Icelandic krona remained the same for 2002. The value of the housing and automobile provided to Dr. Stefansson in 2002 was $67,677 based on an exchange rate of 80.77 Icelandic kronas to U.S. $1.00 on December 31, 2002.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code of 1986, as amended, which is referred to in this Proxy Statement as the Code, generally disallows a federal income deduction to public companies for certain compensation over $1,000,000 paid to the company's chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Compensation Committee intends to review the potential effects of Section 162(m) periodically and intends to structure its stock option grants and certain other equity-based awards in a manner that is intended to avoid disallowances under Section 162(m) of the Code unless the Compensation Committee believes that such compliance would not be in the best interests of deCODE or its stockholders.

Respectfully submitted, Compensation Committee Terrance G. McGuire Jean-Francois Formela

Compensation Committee Interlocks and Insider Participation

        The current members of our Compensation Committee are Mr. McGuire and Dr. Formela each of whom served on the Compensation Committee of the Board of Directors during 2002. Mr. McGuire served as deCODE's assistant secretary from January 1998 until October 2000. Otherwise, no member of the Compensation Committee was at any time during 2002, or formerly, an officer or employee, and no member of the Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K under the Exchange Act of 1934, as amended. No executive officer has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity whose executive officers served as a director of deCODE or a member of our Compensation Committee.

Relative Stock Performance

        Set forth below is a line graph comparing the percentage change in the cumulative total stockholder return on our common stock to the cumulative total return of the Nasdaq Composite Index and the Nasdaq Biotechnology Index for the period commencing July 18, 2000 (the first day our common stock began trading on the Nasdaq National Market) and ended December 31, 2002.

	July 18, 2000	December 31, 2000	December 31, 2001	December 31, 2002
deCODE genetics, Inc.	$100.00	58.34	54.45	10.28
Nasdaq Composite Index	$100.00	57.80	45.63	31.25
Nasdaq Biotechnology Index	$100.00	83.51	69.98	38.26

        The graph assumes $100 was invested on July 18, 2000 in our common stock and each of the indices, and that dividends were reinvested. No cash dividends have been declared on our common stock as of December 31, 2002. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

        The preceding performance graph, the Compensation Committee report and the Audit Committee report contained in this Proxy Statement are not to be incorporated by reference into filings we have made or may make under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that incorporate other filings we have made or may make under those statutes.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

        The name, age and position of each person who is currently serving as an executive officer (but not also as a director) is listed below, followed by summaries of their backgrounds and principal occupations. Executive officers are elected annually, and serve at the discretion of the Board of Directors.

Name	Age	Position
Hannes Smarason	35	Executive Vice President and Senior Business Officer
Lance Thibault	36	Chief Financial Officer and Treasurer
Jeffrey Gulcher	43	Vice President, Research and Development
Mark Gurney	48	Vice President, Pharmaceutical Discovery
Michael Young	51	Vice President, Business Development

        Hannes Smarason has served as our Executive Vice President and Senior Business Officer (formerly Senior Business and Finance Officer) since March 2000. From March 1999 to March 2000, he served as our Senior Vice President, Chief Business Officer and Treasurer, and, from January 1997 to March 1999, he served as our Chief Financial Officer and Vice President, Business Development. Before joining us, he worked with McKinsey & Co. in Boston from 1992 through December 1996 as a consultant. Mr. Smarason received his B.S. in Mechanical Engineering and Management from the Massachusetts Institute of Technology and his M.B.A. from the Massachusetts Institute of Technology Sloan School of Management.

        Lance Thibault joined deCODE in February 2001 and was named Chief Financial Officer and Treasurer in June 2001. Before joining us, he was a Director with the Global Capital Markets practice of PricewaterhouseCoopers in London, England. Mr. Thibault received a B.S. in Accountancy from Bentley College in 1988 and is a CPA.

        Jeffrey Gulcher, M.D., Ph.D. has served as our Vice President, Research and Development since he co-founded the company in August 1996. Dr. Gulcher was on staff in the Department of Neurology at Beth Israel Hospital in Boston, Massachusetts and Harvard University Medical School from June 1993 to October 1998. Dr. Gulcher received his Ph.D. and M.D. from the University of Chicago in 1986 and 1990, respectively, and completed his neurology residency at the Longwood Program of the Neurology Department of the Harvard Medical School in 1996.

        Mark Gurney, Ph.D. has served as our Vice President, Drug Development since August 2002. He joined us in August 2000 and was elected our Vice President, Pharmaceutical Discovery in October 2000. He was formerly Director, Genomics Research at Pharmacia Corporation. Prior to his positions at Pharmacia, Dr. Gurney held academic appointments in the Department of Pharmacological and Physiological Sciences at the University of Chicago and in the Department of Cell, Molecular and Structural Biology at the Northwestern University Medical School. He received his B.A. in Biology from the University of California at San Diego in 1975 and his Ph.D. from the California Institute of Technology in 1980. In 1994, he completed his M.B.A. at Northwestern University's Kellogg School of Management.

        Michael W. Young was elected to serve as our Vice President, Business Development in June 2001. Prior to joining deCODE, Mr. Young had been Vice President of Commercial Development for GTC, a subsidiary of Genzyme Corporation, since 1995. Mr. Young has held marketing, sales and business development positions with other emerging biotech and biopharm companies, including Millipore Corporation, Ventrex Laboratories, Verax Corporation and PerSeptive Biosystems. Subsequent to military service, Mr. Young completed his BA in biology from Canisius College in 1974, attended the University of Miami and Nova University (MS 1976) and attended graduate school at the Harvard University School of Public Health, Department of Nutrition.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning the annual and long-term compensation for services to us for each of the fiscal years ended December 31, 2000, 2001 and 2002 of those persons who served as (i) our chief executive officer during 2002 and (ii) our other four most highly compensated executive officers who were serving as such as of December 31, 2002 (the "Named Executive Officers"):

Summary Compensation Table

						Long-Term Compensation
		Annual Compensation
Name And Principal Position						Stock Option Awards (Number Of Shares Underlying Options)	All Other Compensation(1)
	Year	Salary(1)	Bonus
Kari Stefansson Chairman, President, Chief Executive Officer and Secretary	2002 2001 2000	$443,585 372,597 267,930	$	— 130,000 —	(3)	— — —	$67,677 45,062 38,864	(2) (2) (2)
Hannes Smarason Executive Vice President and Senior Business Officer	2002 2001 2000	$252,673 204,696 125,896	$	— 71,000 100,000	(3)	— — —	— — —
Jeffrey Gulcher Vice President, Research and Development	2002 2001 2000	$238,110 203,096 150,000		$50,000 69,445 50,000	(4)	— — —	$11,436 12,215 —	(2) (2)
Mark Gurney(5) Vice President, Drug Development	2002 2001 2000	$251,707 148,714 55,346	$	— 65,000 —	(4)	— — —	$9,030 10,498 1,224	(2) (2) (2)
Michael Young(6) Vice President, Business Development	2002 2001	$235,000 137,083	$	— 48,500	(4)	— 100,000	— —

(1)
Includes, except with respect to Mr. Young, compensation paid in Icelandic kronas. Figures reflect exchange rates of 80.77, 103.20 and 84.70 Icelandic kronas to $1.00, the exchange rates determined by the Central Bank of Iceland on December 31, 2002, 2001 and 2000, respectively.

(2)
Includes the value of housing and an automobile provided by us for the benefit of the Named Executive Officer.

(3)
Represents bonus paid to individual in December 2002 for services rendered in 2001.

(4)
Represents bonus paid to individual in March 2002 for services rendered in 2001.

(5)
Mr. Gurney was elected in October 2000.

(6)
Mr. Young was elected in June 2001.

OPTION GRANTS IN LAST FISCAL YEAR

        There were no grants of stock options to the Named Executive Officers during the fiscal year ended December 31, 2002.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Number of Securities Underlying Unexercised Options at December 31, 2002
	Shares Acquired on Exercise (#)			Value of Unexercised in-the-Money Options at December 31, 2002(1)
Name		Value Realized
			Exercisable/Unexercisable	Exercisable/Unexercisable
Kari Stefansson	—	—	— / —	— / —
Hannes Smarason	—	—	— / —	— / —
Jeffrey Gulcher	—	—	— / —	— / —
Mark Gurney	—	—	70,000 / 50,000	— / —
Michael Young	—	—	50,000 / 50,000	— / —

(1)
Based on the closing price on The Nasdaq Stock Market at December 31, 2002 of $1.85.

Employment Agreements

        At the time of commencement of employment, our executive officers generally receive offer letters specifying basic terms and conditions of their employment. We have entered into an employment agreement with Mr. Young which stipulates that if we terminate his employment other than for "cause": (a) we are required to make a lump sum severance payment to him equal to one year of his base salary then in effect; and (b) options to purchase the lesser of (i) 20,000 shares of our common stock or (ii) the number of shares of our common stock underlying his remaining unvested options, shall become immediately exercisable. Pursuant to the terms of his agreement, Mr. Young's base salary is $235,000 per year, and he is eligible for a bonus at the determination of the Compensation Committee.

        Our executive officers have signed agreements which require them to maintain the confidentiality of our information and to assign inventions to us. These agreements also prohibit these officers from competing with us during the terms of their employment and for a certain period thereafter by engaging in any capacity in any business which is, or on the date of termination of their employment was, competitive with our business.

Defined Contribution Benefits

        In accordance with applicable Icelandic law, deCODE contributes to relevant pension organizations for personnel in Iceland. Certain other discretionary contributions may be made. Contributions are based on employee salaries paid and deCODE has no further liability in connection with these plans. Total contributions of $1,928,000 were made for the year ended December 31, 2002.

        Effective December 1, 2001, deCODE adopted a 401(k) plan (the "deCODE 401(k) Plan") available to eligible full-time employees in the United States. Additionally, deCODE's wholly owned subsidiary, MediChem LifeSciences, Inc., sponsors a contribution savings and investment 401(k) plan (the "MediChem 401(k) Plan" and collectively with the deCODE 401(k) Plan, the "401(k) Plans") in which employees meeting minimum service requirements are eligible to participate. Pursuant to the 401(k) Plans, employees may elect to reduce their current compensation by up to the statutorily prescribed annual limit ($12,000 in 2003) and have the amount of such reduction contributed to the 401(k) Plan. Each of the 401(k) Plans requires that we make additional matching contributions on behalf of participants at a rate of 50% of employee contributions up to a maximum of 6% of their base salary. Contributions by employees to the 401(k) Plans and income earned on such contributions are not taxable to employees until withdrawn from the 401(k) Plans. deCODE made contributions of $30,546 in the year ended December 31, 2002 to the deCODE 401(k) Plan. In 2002 and since the date of acquisition, deCODE contributed an amount equal to $198,474 to the MediChem 401(k) Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The following table sets forth certain information as of August 28, 2003, except as otherwise noted, regarding the beneficial ownership of our common stock by (i) each director and director nominee, (ii) each Named Executive Officer, (iii) all of our directors and executive officers as a group, and (iv) each person known to be the beneficial owner of more than five percent of the outstanding shares of the common stock.

Name And Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Outstanding Common Stock(2)
SAPAC Corporation Ltd(3) 124 Grenzacherstrasse CH-4070 Basel	4,483,334	8.24%
Kari Stefansson c/o deCODE genetics, Inc. Sturlugata 8 Reykjavik, Iceland	3,125,292	5.79%
Hannes Smarason	560,000	1.04%
Jeffrey Gulcher	481,200	*
Mark Gurney(4)	95,000	*
Michael Young(5)	66,667	*
Jean-Francois Formela(6)	1,333,582	2.46%
Terrance G. McGuire(7)	893,412	1.65%
Sir John Vane(8)	80,000	*
J. Neal Armstrong	0	*
All directors and executive officers as a group (10 persons)(9)	6,705,595	12.35%

*
Comprises less than one percent of the outstanding common stock.

(1)
The number of shares beneficially owned by the individuals and entities listed in the table is determined in accordance with the rules of the United States Securities and Exchange Commission, and may not be conclusive as to ownership of those securities for any other purpose. Under those rules, an individual (or entity) is deemed to beneficially own shares of common stock as to which the individual currently has certain sole or shared powers or as to which the individual can acquire such powers within 60 days by the exercise of any option, warrant or other right. We have been advised that each stockholder listed in the table has sole voting and dispositive power with respect to such shares unless otherwise noted in the footnotes below.

(2)
Applicable percentage of ownership is based on 54,039,749 shares of common stock outstanding on August 28, 2003.

(3)
SAPAC is successor-in-interest to Roche Finance Ltd. Includes 4,066,667 shares of common stock and 416,667 shares of common stock issuable upon exercise of warrants owned by SAPAC. Roche Holdings Ltd exercises voting and investment control over the shares held by SAPAC.

(4)
Represents shares of common stock issuable upon exercise of options held by Mr. Gurney.

(5)
Represents shares of common stock issuable upon exercise of options held by Mr. Young.

(6)
Includes (a) 541,791 shares of common stock owned by Atlas Venture Fund II, L.P., and 125,000 shares of common stock issuable upon exercise of warrants owned by Atlas Venture Fund II, L.P., and

  (b) 541,791 shares of common stock owned by Atlas Venture Europe Fund B.V., and 125,000 shares of common stock issuable upon exercise of warrants owned by Atlas Venture Europe Fund B.V., a wholly owned subsidiary of Atlas InvesteringsGroep N.V., which is a limited partner in Atlas Venture Fund II L.P. The voting and investment discretion over the shares held by Atlas Venture Fund, II, L.P. is exercised by the general partners of Atlas Venture Associates, II, L.P., its sole general partner. Dr. Formela is a general partner of Atlas Venture Associates II, L.P. along with Barry J. Fidelman and Christopher J. Spray. Dr. Formela and the other general partners of Atlas Venture Associates II, L.P. disclaim beneficial ownership of all shares held by the foregoing funds, except to the extent of their proportionate pecuniary interests therein. The voting and investment discretion over the shares held by the Atlas Venture Europe Fund B.V. is exercised by the managing directors of AIG, Gerard H. Montanus and Hans Bosman.

(7)
Includes (a) 582,854 shares of common stock owned by Polaris Venture Partners, L.P. and 189,496 shares of common stock issuable upon exercise of warrants owned by Polaris Venture Partners, L.P., (b) 33,931 shares of common stock owned by Polaris Venture Partners Founders' Fund, L.P. and 11,337 shares of common stock issuable upon exercise of warrants owned by Polaris Venture Partners Founders' Fund, L.P., and (c) 70,794 shares of common stock held by Terrance McGuire TTEE, Terrance McGuire Trust—1999. Polaris Venture Management Co., L.L.C., the general partner of both Polaris Venture Partners, L.P. and Polaris Venture Partners Founders' Fund, L.P., exercises sole voting and investment power with respect to the shares held by the funds. Mr. McGuire is a member of Polaris Venture Management Co., L.L.C., and as such may be deemed to share voting and investment power for the shares held by the funds.

(8)
Includes 50,000 shares of common stock issuable upon exercise of options held by Sir John.

(9)
Includes an aggregate of 5,978,512 shares of common stock and 276,250 of shares of common stock underlying warrants and stock options granted to all directors and executive officers as a group which will have vested within sixty days after August 28, 2003 (of which 5,859 shares of common stock and 64,583 shares of common stock underlying options are held by an executive officer who is not a named executive officer).

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In January 1998 and August 1999, we granted to Hannes Smarason, our Executive Vice President and Senior Business Officer, options to purchase 300,000 and 260,000 shares of our common stock, respectively. Mr. Smarason exercised his options pursuant to an early exercise right. At the times of exercise, Mr. Smarason delivered to us promissory notes in the principal amounts of $59,700 and $1,462,240. Each of these promissory notes bore interest in the amount of six percent (6%) per annum. Mr. Smarason's promissory note in the principal amount of $59,700, as initially issued and as amended in March 1999, was due and payable on January 1, 2001. Such promissory note was amended and restated as of January 1, 2001 to provide that no additional interest would accrue following such date and to extend the term of the note to January 1, 2007. Mr. Smarason's other promissory note is due and payable on November 1, 2003. The shares that Mr. Smarason purchased in 1999 vest at the rate of 1/48 on the first day of each month, commencing December 1, 1999. As of September 1, 2003, the principal and accrued interest on the notes that Mr. Smarason delivered in 1998 and 1999 were $70,798 and $1,842,217, respectively.

        Kari Stefansson, our Chairman, Chief Executive Officer and President, and Hannes Smarason our Executive Vice President and Senior Business Officer, are beneficial owners of 17.8% and 19.7%, respectively, of the outstanding shares of Prokaria ehf., an Icelandic company. On October 2, 2000, Islensk erfdagreining ehf. and Prokaria entered into a research collaboration and license agreement on terms we believe to be no less favorable than those we could have obtained from an unrelated third party. Under the terms of the agreement, we sold certain intellectual property rights relating to thermophilic organisms, including a patent application, to Prokaria in exchange for cash, royalties on any revenues Prokaria may receive from the rights related to the patent application, and a non-transferable license regarding rights arising under the patent application during the term of the patent. In addition, we agreed to provide certain sequencing and advisory services to Prokaria in exchange for appropriate fees. During the fiscal year ended December 31, 2002, we recognized $102,555 in revenue with respect to such services.

PROPOSAL 2

RATIFICATION OF THE
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

        The Board has, subject to stockholder ratification, selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers"), to serve as our independent accountants for the fiscal year ending December 31, 2003.

        PricewaterhouseCoopers served as our independent accountants for the fiscal year ended December 31, 2002.

        If the stockholders do not ratify the Board's decision to appoint PricewaterhouseCoopers, we may reconsider our selection. The affirmative vote of a majority of the shares voted at the Annual Meeting is required for ratification.

        Representatives of PricewaterhouseCoopers are expected to be present at the Annual Meeting to respond to appropriate questions from our stockholders. They will be given the opportunity to make a statement if they wish to do so.

        We incurred the following fees with respect to the provision of the indicated professional services by PricewaterhouseCoopers:

Audit Fees

        We were billed aggregate fees of $838,500 with respect to professional services rendered by PricewaterhouseCoopers for (1) the audit of our annual financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, and (2) the review of the financial statements included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2002.

Financial Information Systems Design and Implementation Fees

        PricewaterhouseCoopers did not perform any financial information systems design, implementation or related services for us during the year ended December 31, 2002.

All Other Fees

        The aggregate fees billed for all other services rendered to us by PricewaterhouseCoopers during the fiscal year ended December 31, 2002 were $800,120, including fees of $284,096 for non-recurring and recurring tax related services.

        The Audit Committee has determined that the provision of non-audit related services is compatible with maintaining PricewaterhouseCooper's independence.

        The Board of Directors recommends that you cast your vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange

Commission and the Nasdaq National Market. Based solely upon our review of the copies of such Forms 3 and 4 we have received during the most recent fiscal year and Form 5 and amendments thereto furnished to us, we believe that all of our directors, officers and greater than 10% stockholders, have timely filed all required reports, except for Lance Thibault, who inadvertently failed to file a Form 5 reporting his receipt of a stock bonus in a timely manner.

OTHER MATTERS

        The Board of Directors does not intend to bring any matters before the Annual Meeting other than as stated in this Proxy Statement, and is not aware that any other matters will be presented for action at the Annual Meeting. If any other matters come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the proxy. Whether or not you plan to attend the Annual Meeting in person, please complete, sign, date and return the enclosed proxy card promptly.

        The accompanying proxy is being solicited by our Board of Directors. We will bear all costs of the solicitation of proxies. In addition to the use of the mails, proxies may be solicited by our regular employees, either personally or by telephone or telegraph. We intend to request banks and brokers holding shares of our common stock to forward copies of the proxy materials to those persons for whom they hold shares and to request authority for the execution of proxies. We will reimburse brokers and other persons holding shares in their names or in the names of nominees for expenses in sending proxy material to beneficial owners and obtaining proxies of such owners.

        The information in this Proxy Statement refers to deCODE genetics, Inc., a Delaware corporation, its wholly-owned subsidiaries, Islensk erfdagreining ehf., and MediChem Life Sciences, Inc., and their wholly-owned subsidiaries.

        Certain information contained in this Proxy Statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

        We will furnish, without charge, a copy of our Annual Report on Form 10-K, as amended, for the year ended December 31, 2002, including financial statements and schedules thereto, to each of our stockholders of record on August 28, 2003, upon written request made to Tanya Zharov at our offices located at Sturlugata 8, IS-101 Reykjavik, Iceland or Kristi Lanier at our offices located at 1000 Winter Street, Suite 3100, Waltham, Massachusetts 02451. A reasonable fee will be charged for copies of requested exhibits.

By Order of the Board of Directors, KÁRI STEFÁNSSON, Chairman, Chief Executive Officer and President

Dated: September 5, 2003

deCODE genetics, Inc.

         PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
2003 ANNUAL MEETING OF STOCKHOLDERS—October 3, 2003

        The undersigned hereby appoints Kári Stefánsson, Hannes Smárason and Tanya Zharov, and each of them, with full power of substitution, for and in the name of the undersigned, to vote all shares of common stock, par value U.S. $.001 per share, of deCODE genetics, Inc. a Delaware corporation (the "Company"), that the undersigned would be entitled to vote if personally present at the 2003 Annual Meeting of Stockholders, to be held at the offices of deCODE genetics, Inc., 2501 Davey Road, Woodridge, IL on Friday, October 3, 2003 at 11:00 A.M. Central Standard Time and at any adjournment or postponement thereof, upon the matters described in the Notice of Annual Meeting and Proxy Statement dated September 5, 2003, receipt of which is hereby acknowledged, subject to any direction indicated on the reverse side of this card and upon any other business that may properly come before the meeting or any adjournment thereof, hereby revoking any proxy heretofore executed by the undersigned to vote at said meeting.

        This proxy is being solicited by the Board of Directors of deCODE genetics, Inc. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1 AND 2, AND, WITH RESPECT TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF, AS SAID PROXIES, AND EACH OF THEM, MAY DETERMINE.

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON REVERSE SIDE)

DETACH PROXY CARD HERE

☐	Please sign, date and return this proxy in the enclosed postage prepaid envelope.	☒ Vote must be indicated (x) in Black or Blue ink.
1.	Election of Directors						I/WE PLAN TO ATTEND THE MEETING	☐
	FOR all nominees listed below	☐	WITHHOLD AUTHORITY to vote for all nominees listed below	☐	*EXCEPTIONS	☐	To change your address, please mark this box.	☐
	NOMINEES: Class II—Jean-Francois Formela and J. Neal Armstrong						To include any comments, please mark this box.	☐

(INSTRUCTIONS: To withhold authority to vote for one of the nominees, mark the "Exceptions" box and write the nominee's name in the space provided below. Please indicate your preference by marking only one box above.)
*Exceptions _______________________________
		FOR	AGAINST	ABSTAIN
2.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as the Company's independent accountants for the year ending December 31, 2003.	☐	☐	☐
SCAN LINE

NOTE: Please date and sign this proxy card exactly as your name appears hereon. In the case of joint owners, each joint owner should sign. When signing in a fiduciary or representative capacity, please give your full title. If this proxy card is submitted by a corporation or partnership, it should be executed in the full corporate or partnership name by a duly authorized person.
Date Share Owner sign here Co-Owner sign here
_______ _________________ _________________

QuickLinks

deCODE genetics, Inc. Sturlugata 8 IS-101 Reykjavik, Iceland
Notice Of Annual Meeting Of Stockholders To Be Held October 3, 2003
Proxy Statement For Annual Meeting
PROPOSAL 1
AUDIT COMMITTEE REPORT
COMPENSATION COMMITTEE REPORT
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
EXECUTIVE COMPENSATION
Summary Compensation Table
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS